PRESS RELEASE

FOR IMMEDIATE RELEASE                                                   Contact:
July 23, 2003                                                     Todd A. Gipple
                                                        Executive Vice President
                                                         Chief Financial Officer
                                                                   (309)743-7745

                               QCR Holdings, Inc.

      Announces Earnings Results For the Second Quarter Ended June 30, 2003

         QCR Holdings, Inc. (NASDAQ SmallCap/QCRH) today announced earnings for the second quarter ended June 30, 2003 of $1.7 million, or basic earnings per share of $0.62 and diluted earnings per share of $0.61. For the same quarter one year ago, the Company reported earnings of $1.0 million, or basic earnings per share of $0.37 and diluted earnings per share of $0.36.

         Earnings for the six months ended June 30, 2003 were $2.6 million, or basic earnings per share of $0.92 and diluted earnings per share of $0.90. For the same six months in 2002, the Company had earnings of $1.6 million, or basic earnings per share of $0.59 and diluted earnings per share of $0.58.

         "We are very pleased with operating results for the second quarter. Earnings improved from the first quarter by $900 thousand, or 109%, and improved by $716 thousand, or 71%, from the same quarter one year ago. Operating results for the six-month period demonstrated similar improvements as earnings increased by $929 thousand, or 57%, over the six-month period ended June 30, 2002," noted Doug Hultquist, President and Chief Executive Officer. He continued, "Significant increases in net interest income and gains on the sale of residential real estate loans have fueled these improved earnings."

         Michael Bauer, Chairman of the Company and President and Chief Executive Officer at Quad City Bank & Trust added, "The Company experienced tremendous growth this quarter, as total assets increased at an annualized rate of 27% during the period. Another positive development during the second quarter was the sale of the real estate and other assets associated with the large, troubled credit at Quad City Bank & Trust that was charged down in the prior two quarters. The sale resulted in recoveries of $120 thousand in the second quarter, with additional recoveries expected in future periods as gain from the sale of the other real estate is recognized."

         "While six-month earnings results were impacted by significant provision expense at Quad City Bank & Trust in the first quarter, basic earnings per share of $0.92 still represent a 56% improvement over the $0.59 reported for the same period in 2002," noted Todd Gipple, Executive Vice President and Chief Financial Officer. He added, "Strong asset growth resulted in a significant increase in net interest income of $1.5 million for the six-month period compared to a year ago. This growth offset a compressed net interest margin percentage created by the prolonged low rate environment. Increased gains on the sale of residential real estate loans were another significant contributor to the improved earnings, as these gains increased by $1.4 million for the six-month period." He continued, "We are also very pleased with Cedar Rapids Bank & Trust's outstanding progress as the bank reached profitability on a year-to-date basis in May 2003."

         "Cedar Rapids Bank & Trust continues to be a significant contributor to the Company's growth in assets, loans, and deposits since opening in September of 2001. We have continued to experience rapid growth, as we reached total assets of $128.5 million, net loans of $97.7 million, and deposits of $90.7 million as of June 30, 2003. We have also achieved profitability on a monthly basis as the bank had after-tax operating income of $15 thousand for the six months ended June 30, 2003, as compared to after-tax losses of $478 thousand for the same period in 2002," noted Cedar Rapids Bank & Trust President and Chief Executive Officer, Larry Helling. He added, "The market's positive reaction to our strategy of providing personalized banking relationships with the highest levels of service has continued to provide us with new commercial and retail banking relationships."

         The Company's total assets increased 10% to $664.9 million at June 30, 2003 from $604.6 million at December 31, 2002. During the same period, net loans increased by $39.0 million or 9% to $481.8 million from $442.9 million at December 31, 2002. Non-performing assets increased to $5.7 million at June 30, 2003 from $5.0 million at December 31, 2002. Total deposits increased 11% to $483.1 million at June 30, 2003 from $434.7 million at December 31, 2002. Stockholders' equity rose to $39.5 million at June 30, 2003 as compared to $36.6 million at December 31, 2002.

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

         "Nonaccrual loans at June 30, 2003 were $5.2 million, of which $3.7 million, or 72%, resulted from four large commercial lending relationships at Quad City Bank & Trust," explained Chief Financial Officer Gipple. He added, "Accruing loans past due 90 days or more decreased to $551 thousand at June 30, 2003 from $883 thousand at March 31, 2003." He further added, "The bank is working closely with all of these customers. Like many other financial institutions, some of our customers are experiencing difficulty in the lagging economy, which could lead to further increases in nonperforming assets and the need for an increased allowance for loan losses. Given the continued soft economy, management is closely monitoring the Company's loan portfolio and the need for increased provisions for possible loan losses."

         In October of 2002, the Company announced the sale of our Independent Sales Organization portion of our merchant credit card operations to iPayment, Inc. As part of the sales agreement, our subsidiary, Quad City Bancard, Inc., continues to temporarily process the ISO volumes for iPayment for a fixed monthly fee rather than a percentage of the volume. As a result, the Company's merchant credit card fees, net of processing costs, for the six months ended June 30, 2003 remained significant at $995 thousand, as compared to $1.1 million for the same period in 2002. The Company currently anticipates that the ISO processing will be moved to another provider during calendar 2003. At that time, the Company anticipates that quarterly merchant credit card fees, net of processing costs, will likely be in a range of $250 thousand to $300 thousand from the Company's local merchant, cardholder, and agent bank portfolios. As a result, Quad City Bancard's quarterly after tax net income will likely be approximately $50 thousand to $100 thousand initially, after the iPayment processing is moved to another provider, as compared to after tax net income of $385 thousand for the first six months of 2003.

         QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City and Cedar Rapids communities via its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, and Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois.

         Special Note Concerning Forward-Looking Statements. This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

         A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business;
(iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


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



                                                             As of
                                      ----------------------------------------------------
                                       June 30,     March 31,    December 31,    June 30,
                                         2003         2003          2002           2002
                                      ----------------------------------------------------
(dollars in thousands, except
  share data)

SELECTED BALANCE SHEET DATA
Total assets ......................   $  664,943    $  623,017    $  604,600    $  518,828
Securities ........................       94,034        87,868        81,654        76,231
Total loans .......................      489,753       472,139       449,736       390,594
Allowance for estimated loan losses        7,908         7,441         6,879         6,111
Total deposits ....................      483,051       447,555       434,748       376,317
Total stockholders' equity ........       39,543        37,531        36,586        32,578
Common shares outstanding .........    2,779,206     2,773,212     2,762,915     2,749,447
Book value per common share .......        14.23         13.53         13.24         11.85
Full time equivalent employees ....          203           198           195           190
Tier 1 leverage capital ratio .....        7.63%         7.74%         7.79%         8.25%


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

                                                              As of
                                          ---------------------------------------------
                                          June 30,   March 31,  December 31,  June 30,
                                            2003       2003         2002        2002
                                          ---------------------------------------------
(dollars in thousands)

ANALYSIS OF LOAN DATA
Nonaccrual loans ......................   $  5,198    $  4,740    $  4,608    $  1,560
Accruing loans past due 90 days or more        551         883         431         708
Other real estate owned ...............         --          --          --          --
Total nonperforming assets ............      5,749       5,623       5,039       2,268

Net charge-offs (calendar year-to-date)   $    659    $    769    $  1,469    $     53

Loan mix:
  Commercial ..........................   $391,089    $375,724    $350,331    $305,043
  Real estate .........................     52,389      50,726      54,713      45,418
  Installment and other consumer ......     46,275      45,689      44,692      40,133
Total loans ...........................    489,753     472,139     449,736     390,594


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

                                                                                        For the
                                                    For the Quarter Ended            Six Months Ended
                                               --------------------------------    --------------------
                                               June 30,    March 31,   June 30,    June 30,    June 30,
                                                 2003        2003        2002        2003        2002
                                               --------------------------------------------------------
(dollars in thousands, except per share data)

SELECTED INCOME STATEMENT DATA
Interest income ............................   $  8,346    $  7,906    $  7,592    $ 16,252    $ 14,675
Interest expense ...........................      3,227       3,058       3,106       6,285       6,237
Net interest income ........................      5,119       4,848       4,486       9,967       8,438
Provision for loan losses ..................        358       1,330         728       1,688       1,225
Noninterest income .........................      3,249       2,489       2,046       5,737       3,874
Noninterest expense ........................      5,400       4,784       4,382      10,183       8,777
Income tax expense .........................        883         396         411       1,279         685
Net income .................................      1,727         827       1,011       2,554       1,625

Earnings per common share (basic) ..........   $   0.62    $   0.30    $   0.37    $   0.92    $   0.59
Earnings per common share (diluted) ........   $   0.61    $   0.29    $   0.36    $   0.90    $   0.58

AVERAGE BALANCES
Assets .....................................   $641,507    $607,848    $510,796    $624,678    $495,715
Deposits ...................................    447,766     432,435     369,955     440,101     360,726
Loans ......................................    465,679     451,251     371,120     458,465     357,047
Stockholders' equity .......................     38,548      37,100      31,620      37,824      31,189

KEY RATIOS
Return on average assets (annualized) ......       1.08%       0.54%       0.79%       0.82%       0.66%
Return on average common equity (annualized)      17.92%       8.92%      12.79%      13.50%      10.42%
Net interest margin (TEY) ..................       3.57%       3.47%       3.87%       3.52%       3.77%
Efficiency ratio ...........................      64.53%      65.20%      67.06%      64.84%      71.26%


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

                                                                For the Quarter Ended            For the Six Months Ended
                                                     ----------------------------------------   --------------------------
                                                       June 30,      March 31,      June 30,      June 30,      June 30,
                                                         2003          2003           2002          2003          2002
                                                     ---------------------------------------------------------------------
(dollars in thousands, except share data)

ANALYSIS OF NONINTEREST INCOME
Merchant credit card fees, net of processing costs   $       658    $       338    $      660   $       995    $     1,075
Trust department fees ............................           581            561           571         1,142          1,164
Deposit service fees .............................           363            331           276           694            531
Gain on sales of loans, net ......................         1,214            955           341         2,169            759
Securities gains (losses), net ...................            (1)            --             7            (1)             7
Other ............................................           434            304           191           738            338
   Total noninterest income ......................         3,249          2,489         2,046         5,737          3,874

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits ...................   $     3,201    $     2,885         2,765   $     6,086    $     5,303
Professional and data processing fees ............           530            429           299           959            626
Advertising and marketing ........................           205            149           169           354            317
Occupancy and equipment expense ..................           657            652           589         1,308          1,194
Stationery and supplies ..........................           114            110           115           225            240
Postage and telephone ............................           165            153           130           318            257
Other ............................................           528            406           315           933            840
   Total noninterest expenses ....................         5,400          4,784         4,382        10,183          8,777

WEIGHTED AVERAGE SHARES
Common shares outstanding (a) ....................     2,777,252      2,767,013     2,746,289     2,772,133      2,744,986
Incremental shares from assumed conversion:
    Options and Employee Stock Purchase Plan .....        66,454         60,714        68,620        63,584         64,931
Adjusted weighted average shares (b) .............     2,843,706      2,827,727     2,814,909     2,835,717      2,809,917

(a)  Denominator for Basic Earnings Per Share
(b)  Denominator for Diluted Earnings Per Share

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